POWER OF ATTORNEY

The undersigned hereby constitutes
and appoints BROADY R. HODDER
AND FREDERICK L. WILLIAMS, JR.
and each of them, his or her true
and lawful attorneys in fact and agents, with full power to act without the others for him or her, and in his or her name, place and stead, in any capacities, to sign and file on his or her behalf any and all Forms 3, 4 and 5 and Forms 144, relating to equity securities of Clearwire Corporation
(the Company), pursuant to the requirements of Section 16 of the Securities Exchange Act of
1934  (Section 16) or Rule 144 of the Securities
Act of 1933 (Rule 144), hereby granting
unto said attorneys in fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney, unless earlier
revoked by the undersigned in writing,
shall be valid until the undersigneds
reporting obligations under Section 16
and Rule 144 with respect to equity
securities of the Company shall cease.

IN WITNESS WHEREOF, the undersigned has
executed this Power of Attorney this 13th day of November, 2007.


Name: John Saw

Signature: /s/ John Saw